EXHIBIT 99.1

EPAM acquires Digital Strategy and Execution firm, Empathy Lab

Strengthens position as global provider of end-to-end digital services and multi-channel solutions

Newtown, PA – December 18, 2012 – EPAM Systems, Inc. (NYSE: EPAM), a leading provider of complex software engineering solutions and a leader in Central and Eastern European IT service delivery, today announced it has acquired Empathy Lab, a digital strategy and multi-channel experience design firm.

Founded in 2005, Empathy Lab is a recognized leader in both eCommerce and Digital Media and Entertainment. Empathy Lab most recently launched Horizon Online for Liberty Global, one of the most advanced multi-device TV-Everywhere applications. Empathy Lab has also recently helped relaunch www.RedCross.org, transforming their digital experience using best-of-breed retail strategies and technologies, helping to advance their mission by mobilizing the power of their volunteers and the generosity of donors through the digital medium. Empathy Lab’s other clients include AIG, Sentara Health Systems, CHUBB, NBC Universal, TJX, DirecTV, PepBoys, Avon, Philosophy, Comcast and many other leading brands.

Arkadiy Dobkin, CEO and President of EPAM said, “We are excited about the acquisition of Empathy Lab, which complements our strong capabilities in global delivery of software engineering services with the proven expertise in two important growth areas – development and execution of enterprise-wide Commerce initiatives and transformation of Media consumption and distribution channels. In addition to strengthening our Travel and Consumer and Business Information and Media verticals, Empathy Lab brings significant expertise in digital marketing strategy consulting and program management.”

“Empathy Lab matches our investment criteria for strategic fit, accretion and manageable execution risk. As part of our ongoing growth strategy, we will continue to evaluate opportunities to deepen our industry expertise and technology capabilities necessary to deliver complex mission-critical solutions,” continued Dobkin.

Empathy Lab CEO Kevin Labick said, “We believe Empathy Lab’s strategy and experience design services, along with our deep understanding of enterprise eCommerce and video platforms paired with EPAM’s world-class engineering solutions uniquely positions us to drive unparalleled ROI for Fortune 500 organizations world-wide.”

About EPAM Systems

Established in 1993, EPAM Systems, Inc. (NYSE:EPAM) provides software engineering solutions through its leading Central and Eastern European service delivery platform. Headquartered in the United States, EPAM employs over 8,100 IT professionals and serves clients worldwide from its locations in the United States, Canada, UK, Switzerland, Germany, Sweden, Belarus, Hungary, Russia, Ukraine, Kazakhstan, and Poland.

EPAM is recognized among the top companies in IAOP’s “The 2012 Global Outsourcing 100,” featuring EPAM in a variety of sub-lists, including “Leaders-Companies in Eastern Europe.” The company is also ranked among the best global service providers on “The 2012 Global Services 100” by Global Services Magazine and Neogroup, which names EPAM “Leaders-Global Product Development” category.

For more information, please visit www.epam.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contacts:

EPAM Systems, Inc.

Ilya Cantor, Chief Financial Officer

Phone: +1-267-759-9000 x64588

Fax: +1-267-759-8989

E-mail: investor_relations@epam.com